UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2016
Cavco Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 North Central Avenue, Suite 800, Phoenix, Arizona 85004
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (602) 256-6263
Not applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 28, 2016, the Compensation Committee (the "Compensation Committee") of the Board of Directors of Cavco Industries, Inc. (the "Company") approved incentive compensation plans for Joseph H. Stegmayer, Chairman, President and Chief Executive Officer; Daniel L. Urness, Chief Financial Officer, Executive Vice President and Treasurer; Steven K. Like, Senior Vice President; and Charles E. Lott, President of the Company's subsidiary, Fleetwood Homes, Inc., for fiscal year 2017.

In addition to the incentive compensation to which Mr. Stegmayer is entitled under his Amended and Restated Employment Agreement, for fiscal year 2017, Mr. Stegmayer is eligible to receive an incentive payment of $1,100,000 if fiscal year 2017 net revenue from the Company’s factory-built housing segment exceeds fiscal year 2016 net revenue from the Company’s factory-built housing segment. In approving this supplemental compensation program for Mr. Stegmayer, the Committee considered, among other things, Mr. Stegmayer’s exceptional leadership of the Company, particularly during the housing downturn and persistent slow recovery, which includes continued challenges in the manufactured housing industry; the overall strong performance of the Company during this period; and his role in the acquisitions and ongoing integration of Chariot Eagle and Fairmont Homes.

Mr. Urness is eligible to receive incentive compensation based upon the Company's pre-tax income for the fiscal year ending April 1, 2017 equal to (i) 0.6% of the first $45,000,000 in pre-tax income of the Company; and (ii) 0.9% of pre-tax income of the Company greater than $45,000,000. Mr. Urness will be paid in cash following the completion of the Company's fiscal year 2017 audit.

Mr. Like is eligible to receive incentive compensation based upon the Company's pre-tax income for the fiscal year ending April 1, 2017 equal to (i) 0.3% of the first $38,000,000 in pre-tax income of the Company; and (ii) 0.6% of pre-tax income of the Company greater than $38,000,000. Mr. Like will be paid in cash following the completion of the Company's fiscal year 2017 audit.

Mr. Lott’s incentive compensation plan consists of a Target Bonus and an Improvement Bonus. Under the Target Bonus, he is eligible to receive a cash payment equal to 1.4% of fiscal year 2017 combined pre-tax income for the business operations he oversees up to the target pre-tax income level for those business operations in total. Under the Improvement Bonus, he is eligible to receive a cash payment based upon pre-tax income above the combined target pre-tax income levels of the business operations he oversees calculated as follows: (i) 3% of the first $2 million (ii) 5% from 2,000,001 to $3,000,000; and (iii) 6% greater than $3,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ James P. Glew
	Name: Title:	James P. Glew General Counsel and Secretary

Date: June 29, 2016